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                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of January 1, 2002, is entered into between Alltrista Corporation, a Delaware corporation (the "Company") and Ian G.H. Ashken, (the "Employee").

WITNESSETH:

         WHEREAS, the Company desires to continue to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee is willing to continue such employment on such terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

         1. Employment. The Company hereby employs the Employee as Vice Chairman, Chief Financial Officer and Company Secretary of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement. Notwithstanding the foregoing, it is understood and agreed that the Employee from time to time may (a) be appointed to additional offices or to different offices than those set forth above, (b) perform such duties other than those set forth above, and/or (c) relinquish one or more of such offices or other duties, as each may be mutually agreed by and between the company and the Employee; and, that no such action shall be deemed or construed to otherwise amend or modify any of the remaining terms or conditions of this Agreement.

         2. Term. The term of this Agreement shall be two (2) years, commencing on the date hereof and ending on the second anniversary of such date (the "Initial Term"), subject to earlier termination pursuant to the provisions of
Section 10. The employment of the Employee shall automatically continue hereunder following the Initial Term for successive one (1) year periods (the "Renewal Terms") unless the Company or the Employee gives written notice to the other at least (90) ninety days prior to the end of the Initial Term or any Renewal Term.

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         3. Duties. During the term of this Agreement, the Employee shall, subject to the provisions of Section 1 above, serve as Vice Chairman, Chief Financial Officer and Company Secretary of the Company and shall perform all duties commensurate with his position that may be assigned to him by the Board of Directors of the Company consistent with such position. The Employee shall devote such time and energy to the business and affairs of the Company as he deems reasonably necessary to perform the duties of this position and shall use his best efforts, skills and abilities to promote the interests of the Company. It is acknowledged and agreed that the Employee may not be required to devote his full time and energy to the affairs of the Company, except as he from time to time, in the exercise of his business judgment, may deem necessary or appropriate. Without limiting the generality of the foregoing, the Company hereby acknowledges that the Employee has certain responsibilities to the Marlin group of companies and the Company agrees that nothing contained in this Agreement shall interfere with such responsibilities, provided that the Employee otherwise has performed his duties on behalf of the Company hereunder.

         4. Compensation and Benefits.During the term of this Agreement, the Company shall pay to the Employee, and the Employee shall accept from the Company, as compensation for the performance of services under this Agreement and the Employee's observance and performance of all of the provisions hereof, a salary of $250,000 per year (the "Base Compensation"). The Base Compensation shall be reviewed annually and shall be increased by a minimum of the Consumer Price Index. In addition, the Employee shall be eligible for a bonus package based on performance. The decision as to whether to pay the Employee a bonus, as well as the amounts and terms of any such bonus package, shall be determined by the Compensation Committee of the Board of Directors as part of its annual budget review process. The bonus program shall give Employee the opportunity to earn up to 50% of Base Compensation each year for achieving the Company's earnings per share budget and up to 100% of Base Compensation for achieving 110% of the Company's earnings per share budget. The Employee's salary shall be payable in accordance with the normal payroll practices of the Company and shall be subject to withholding for applicable taxes and other amounts. During the term of this Agreement, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, such medical, insurance, and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. This will include maintaining a split-dollar life insurance policy (the "Life Insurance Policy") on the Employee in the amount of $3 million, the annual premium not to exceed $30,000. The Company retains the rights to terminate or alter any such plans or policies, other than the Life Insurance Policy, from time to time. The Employee shall also be entitled to vacations, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for personnel with commensurate duties.

In addition to the benefits noted above the employee shall receive a grant of 20,000 restricted shares of the Company's common stock (the "Restricted Stock") on the effective date of this agreement. The restrictions shall lapse upon the earlier of (i) the


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date that the stock price of the common stock of the Company equals or exceeds twenty-five dollars ($25.00) or (ii) the date there is a change of control (as defined in Section 2.01 of the 1998 Restricted Stock Plan) of the Company. The number of shares granted and the target share price of $25.00 shall be adjusted for changes in the common stock as outlined in Section 5.05 of the Restricted Stock Plan or as otherwise mutually agreed in writing between the parties. The terms of the Restricted Stock shall be set forth in a Restricted Stock Award Agreement. Future restricted share grants shall be considered by the compensation committee of the Board of Directors on an annual basis.


         5. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Employer in connection with the performance of services under this Agreement.


         6. Representation of Employee. Except as set forth in Paragraph 3 hereof, the Employee represents and warrants that that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or non compete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his material duties under this Agreement.

         7. Confidentiality. (For purposes of this Section 7, all references to the Company shall be deemed to include the Company's subsidiary corporations.)

                  (a) Confidential Information. The Employee acknowledges that he will have knowledge of, and access to, proprietary and confidential information of the Company, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge from authorized sources other than the Employee.


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The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company.

                  (b) Return of Confidential Information. Upon the termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business.

         8. Noncompetition. (For purposes of this Section 8, all references to the Company shall be deemed to include the Company's subsidiary corporations). During the term set forth below, the Employee will not utilize his special knowledge of the business of the Company and his relationships with customers and suppliers of the Company to compete with the Company. During the term of this Agreement and for a period of twelve (12) months after the expiration or termination of this Agreement (or twenty four (24) months in the event of the termination of this Agreement by the Company without Cause as defined below), the Employee shall not engage, directly or indirectly or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Company does business or in which its products are marketed, alone or in association with others, as principal, officer, agent, employee, capital, lending of money or property, rendering of services or otherwise, in any business directly competitive with or similar to that engaged in by the Company (it being understood hereby, that the ownership by the Employee of 2% or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8). During the same period, the Employee shall not, and shall not permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, or solicit the business of any person who is, or who had been at any time during the preceding two years, a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company.

         9. Remedies. The restrictions set forth in Section 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Section 7 or 8. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to seek injunctive and other equitable relief to secure the enforcement of these provisions. If any provision of Sections 7, 8 or 9 relating to the time period, scope of activities or geographic area of restriction is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of


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activities or geographic area, as the case may be, then any such provision of
Section 7, 8 or 9 that is adjudicated to be invalid or unenforceable shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render it enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

         10. Termination. This Agreement may be terminated upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

                  (a) Death. This Agreement will terminate immediately and automatically upon the death of the Employee.

                  (b) Disability. This Agreement may be terminated at the Company's option, immediately upon written notice to the Employee, if the Employee shall suffer a permanent disability. For the purpose of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of 120 consecutive days or for an aggregate of 180 days, whether or not consecutive, in any twelve month period, due to illness, accident or any other physical or mental incapacity, as reasonably determined by the Board of Directors of the Company.

                  (c) Cause. This Agreement may be terminated at the Company's option, immediately upon written notice to the Employee, upon: (i) breach by the Employee of any material provision of this Agreement not cured within ten (10 days) after written notice of such breach is given by the Company to the Employee; (ii) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement, or Employee's willful refusal to perform any of his duties or responsibilities required pursuant to this Agreement; or (iii) fraud, criminal conduct or embezzlement by the Employee.

                  (d) Without Cause. This Agreement may be terminated pursuant to the terms of Section 2 or on thirty (30) days written notice (the thirtieth day following such notice being herein sometimes called the "Termination Date") by the Company without cause, subject to the following provision.

                  If the Employee's employment is terminated by the Company without Cause, or upon Disability, the Employee shall receive an amount (the "Severance Amount") equal to the sum of the following: (i) two year's Base Compensation; plus (ii) two year's target bonus which Employee would have been entitled to receive for the year in which Employee's employment was terminated; plus (iii) continuation of health insurance and other benefits for two years at the expense of Company; plus full vesting of any outstanding stock options on Company stock, the lapsing of any restrictions over any restricted shares of Company stock owned by the Employee and the prepayment of any outstanding amounts under the Employee's split-dollar life insurance policy.


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                  The cash portion of the Severance Amount shall be paid to the
Employee as promptly as practicable after the date of Termination and in no event later than two (2) business days after termination.

                  Payment of the Severance Amount shall be in lieu of all other financial obligations of the Company to the Employee under this Agreement and all other benefits hereunder shall cease as of the date of termination. The Employee shall have no obligation to seek other employment or otherwise mitigate damages hereunder.

         11. Miscellaneous.

                  (a) Survival. The provisions of Sections 7, 8 and 9 shall survive the termination of this Agreement.

                  (b) Entire Agreement.This Agreement, sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

                  (c) Modification. This Agreement may not be modified or terminated orally; and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; provided, however, that the Employee's compensation may be increased at any time by the Company without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

                  (d) Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

                  (e) Successors and Assigns. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party.

                  (f) Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the recipient's address set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.



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              To the Company:          Alltrista Corporation
                                       Suite B-302
                                       555 Theodore Fremd Avenue
                                       Rye, New York 10580
                                       Attention:  Chief Executive Officer

              To the Employee:         Mr. Ian G.H. Ashken
                                       22 Bluewater Hill
                                       Westport CT 06880


                  (g) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.


                  (h) Jurisdiction; Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, New York. Any breach of any provision of this Agreement shall be deemed to be a breach occurring in the State of New York and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York or the Federal Courts having concurrent geographic jurisdiction, for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement.

                  (i) Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

                  IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.


                                          ALLTRISTA CORPORATION

                                          By:  /s/ Martin E. Franklin
                                               -------------------------------
                                               Martin E. Franklin

                                          Its: Chairman and Chief Executive
                                               Officer
                                               -------------------------------


                                          /s/ Ian G.H. Ashken
                                          ------------------------------------
                                          Ian G.H. Ashken